EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-148206) on Form S-8 of our report dated June 27, 2013, which appears in this annual report on Form 11-K of the Aqua America, Inc. 401(k) Plan for the year ended December 31, 2012.

/s/ PARENTEBEARD LLC

Philadelphia, Pennsylvania

June 27, 2013